Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of General Finance Corporation of our reports dated September 13, 2008, relating to our audits of the consolidated financial statements, appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 filed with the Securities and Exchange Commission.

/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California
October 28, 2008